Exhibit 4.13

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'"). OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. IN ADDITION, THIS EQUIPMENT NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE PARTICIPATION AGREEMENT REFERRED TO HEREIN.

PARTNA LEASING LIMITED

SERIES 2015-1A-01 (6698) EQUIPMENT NOTE DUE NOVEMBER 15, 2027

ISSUED IN CONNECTION WITH THE AIRBUS MODEL A321-200 AIRCRAFT BEARING CHILEAN REGISTRATION NUMBER CC-BEE BEING LEASED TO LATAM AIRLINES GROUP S.A.

No. l	Date: July 29, 2015	$33,556,000

DEBT RATE		MATURITY DATE
4.200%		November 15, 2027

PARINA LEASING LIMITED (together with its successors and permitted assigns, the “Owner”) hereby promises to pay to Wilmington Trust Company as Subordination Agent, or the registered assignee thereof, the principal amount of thirty three million five hundred and fifty-six thousand Dollars ($33,556,000) in installments on the Payment Dates set forth in Schedule I hereto, each such installment to be in an amount set forth in Schedule I hereto opposite the Payment Date on which such installment is due, and to pay, on each Payment Date, interest in arrears on the principal amount remaining unpaid from time to time from the date hereof, or from the most recent date to which interest hereon has been paid or duly provided for, until paid in full at a rate per annum (calculated on the basis of a year of 360 days comprised of twelve 30-day months) equal to the Debt Rate shown above as such Debt Rate may be changed from time to time for such period(s), and in such amount(s) and circumstances, as provided in Section 2(d) of the relevant Registration Rights Agreement. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

For purposes hereof, the term “Indenture” means the Indenture and Security Agreement (6698), dated as of July 29, 2015, between the Owner and Wilmington Trust Company, as Loan Trustee (the “Loan Trustee”), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. All capitalized terms used in this Equipment Note and not defined herein, unless the context otherwise requires, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Indenture.

This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable hereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid in the manner provided herein or in the Indenture when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee, or at the office of any successor trustee, in the manner provided in Section 2.07 of the Indenture.

The principal amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Indenture. The Owner shall not have any responsibility for the distribution of any such payment to the Noteholder of this Equipment Note. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, this Equipment Note shall be surrendered to the Loan Trustee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, including the subordination provisions referred to below, each payment of an installment of principal amount, interest and Make-Whole Amount, if any, received by it hereunder shall be applied: first, to the payment of accrued interest on this Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the extent permitted by law, any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts hereunder) to the date of such payment; second, to the payment of Make-Whole Amount, if any, with respect to this Equipment Note; third, to the payment of the principal amount of this Equipment Note (or portion thereof) then due hereunder, if any; and fourth, the balance, if any, remaining thereafter to the payment of installments of the principal amount of this Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner pursuant to the terms of the Indenture. The Collateral is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture, the Related Indentures, the Participation Agreement, the other Financing Agreements and the Pass Through Documents. Reference is hereby made to the Indenture, the Related Indentures, the Participation Agreement, the other Financing Agreements and the Pass Through Documents for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each Related Indenture) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, to all of which terms and conditions in the Indenture, the Related Indentures, the Participation Agreement, the other Financing Agreements and the Pass Through Documents each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for an equal aggregate principal amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same. Prior to the due presentment for registration of transfer of this Equipment Note, the Owner and the Loan Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither the Owner nor the Loan Trustee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Section 2.10, Section 2.11 and Section 2.12 of the Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 4.02 of the Indenture.

This Equipment Note is subject to certain restrictions set forth in Section 4.01(a)(ii) and Section 4.01(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

The holder hereof, by its acceptance of this Equipment Note, agrees that no payment or distribution shall be made on or in respect of the Secured Obligations (as defined in the Indenture) or the Secured Obligations (as defined in any Related Indenture) owed to such holder, including, without limitation, any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) of the Indenture or after the commencement of any proceedings of the type referred to in Section 4.01(g), Section 4.01(h) or Section 4.0 l(i) of the Indenture, except, in each case, as expressly provided in Article III of the Indenture or Article III of the applicable Related Indenture, as appropriate.

The holder hereof, by its acceptance of this Equipment Note, agrees to treat this Equipment Note as indebtedness for all U.S. federal, state and local income tax purposes.

The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and this Equipment Note is issued subject to such provisions. The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, on such Noteholder's behalf to take any action necessary or appropriate to effectuate the subordination as provided in this Indenture or the applicable Related Indenture and (c) appoints the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, as such Noteholder's attorney-in-fact for such purpose.

Without limiting the foregoing, the Noteholder of this Equipment Note, by accepting the same, agrees that if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligation in respect of this Equipment Note that it is not entitled to receive under Section 2.13 or Article III of the Indenture, it shall hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in Article III of the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

IN WITNESS WHEREOF, the Owner has caused this Equipment Note to he executed in its corporate name by its officer thereunto duly authorized on the date hereof.

PARINA LEASING LIMITED,

By:	/s/ Pilar Duarte
	Name:	Pilar Duarte
	Title:	Authorized Signatory

Equipment Note (Class A)

MSN6698

LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Loan Trustee

By:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice PResent

SCHEDULE I

SERIES A EQUIPMENT NOTES

Airbus A321-200

6698

Payment Date	Original Principal Amount To be Paid

At Issuance	0
May 15, 2016	1,680,927.90
August 15, 2016	441,061.95
November 15, 2016	1,941,018.75
February 15, 2017	440.974.51
May 15, 2017	440.929.23
August 15, 2017	440.882.88
November 15, 2017	440,835.43
February 15, 2018	440,786.82
May 15, 2018	440,786.82
August 15, 2018	440,786.82
November 15, 2018	440.633.80
February 15, 2019	440,580.25
May 15, 2019	481.492.81
August 15, 2019	481.426.34
November 15, 2019	481,358.16
February 15, 2020	481.288.24
May 15, 2020	481,216.50
August 15, 2020	481.142.89
November 15, 2020	481,067.33
February 15, 2021	480,989.77
May 15, 2021	480.910.13
August 15, 2021	480,828.32
November 15, 2021	480,744.28
February 15, 2022	480,657.93
May 15, 2022	480,569.16
August 15, 2022	480.477.90
November 15, 2022	480.384.06
February 15, 2023	480.287.52
May 15, 2023	480,188.20
August 15, 2023	480,085.97
November 15, 2023	479,980.73
February 15, 2024	479.872.35
May 15, 2024	479,760.72
August 15, 2024	479,645.70
November 15, 2024	479.527.14
February 15, 2025	479.404.91
May 15, 2025	479,278.85
August 15, 2025	479,148.79
November 15, 2025	479,014.58
February 15, 2026	478,876.02
May 15, 2026	478,732.93
August 15, 2026	478,585.11
November 15, 2026	478,432.36
February 15, 2027	478,274.43
May 15, 2027	478,111.11
August 15, 2027	477,942.13
November 15, 2027	9,206,242.02